UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 5, 2019

Command Center, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Washington	000-53088	91-2079472
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3609 S. Wadsworth Blvd., Suite 250, Lakewood, CO		80235
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (866) 464-5844

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	CCNI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 5, 2019, Command Center, Inc. (the “Company”) entered into an Executive Employment Agreement by and between the Company and Cory Smith, the Company’s Chief Financial Officer (the “Smith Agreement”).

The Smith Agreement provides for Mr. Smith to continue serving as the Company’s Chief Financial Officer during an initial term through September 30, 2019 and to receive an annual base salary of $180,000, payable at periodic intervals in accordance with the Company’s normal payroll practices. Mr. Smith will also be eligible for (i) a performance bonus during the initial term of the Smith Agreement tied to the Company’s fiscal year 2019 earnings, whereby for any quarter in which the Company’s Adjusted EBITDA exceeds the quarterly target established by the Compensation Committee of the Company’s Board of Directors, Mr. Smith shall receive 3.75% of the amount in excess of such quarterly target, (ii) a lump sum payment of $50,000 in the event of a Change of Control (as defined in the Smith Agreement) of the Company during the term or within six months following the term of the Smith Agreement, and (iii) relocation assistance, including reimbursement for moving costs, upon a Change of Control where the new contemplated corporate headquarters of the Company will be in the Goose Creek, South Carolina vicinity. Mr. Smith is also entitled to vacation and other employee benefits in accordance with the Company’s policies.

Mr. Smith’s employment can be terminated at will. If Mr. Smith’s employment is terminated by the Company without cause or by Mr. Smith for good reason, he will be entitled to receive (i) his base salary through the end of the term of the Smith Agreement or for six months, whichever period is longer, (ii) the immediate vesting of all options and other awards held by Mr. Smith under the Company’s equity incentive plans, subject to certain exclusions, and (iii) a pro-rated payment of the earnings bonus. If Mr. Smith’s employment is terminated by the Company without cause within 3 months following a Change of Control or there is a failure or refusal of a surviving or successor entity to assume all of the obligations of the Smith Agreement or to offer a bona fide offer of continued employment with a surviving or successor entity, with compensation, benefits, and terms at least equal to those set forth in the Smith Agreement, Mr. Smith will be entitled to receive his base salary for six months and any issued but then unvested stock options will automatically become vested.

The foregoing description of the Smith Agreement does not purport to be complete and is qualified in its entirety by reference to the Smith Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description

	10.1	Executive Employment Agreement, dated as of June 5, 2019, by and between the Company and Cory Smith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMAND CENTER, INC.

Dated: June 10, 2019	By:	/s/ Brendan Simaytis
		Name:	Brendan Simaytis
		Title:	Executive Vice President, General Counsel & Secretary

 EXHIBIT INDEX

Exhibit No.	Description

10.1	Executive Employment Agreement, dated as of June 5, 2019, by and between the Company and Cory Smith.